EXHIBIT 10.2

CONSULTING AGREEMENT

This Agreement is entered into as of the 18th day of July 2012, between Liberty Gold Corp., a Delaware corporation with offices at 2415 East Camelback Road – Suite 700, Phoenix, Arizona 85016 (“the Company”), and Bruce Walsham, an individual, with an address of Carrswood, Fortescue Road, Salcombe, Devon, UK, TQ8 8AP  (“the Consultant”).

1.

Independent Consultant: Subject to the terms and conditions of this Agreement, the Company hereby engages the Consultant as an independent consultant to perform the services set forth herein, and the Consultant hereby accepts such engagement.

2.

Duties, Term, and Compensation:

(a)  The Consultant’s duties shall be (i) to serve as a non-executive member of the Company’s Board of Directors and as Chairman of the Board.  As Chairman, Consultant shall be expected to attend all meetings of the Board or by telephone call; and (ii) consulting services, in the areas of his expertise which include mineral and precious stone mining as requested by the President or other executive officers of the Company.  Consultant acknowledges that while the Company will ensure that Consultant is appointed to the Board of Directors and elected its Chairman of the Board, Board members are elected by shareholders and continued service on the Board cannot be assured by the Company.

(b)  The term of the Consultant’s engagement shall initially be for one year.  On each anniversary of this Consulting Agreement, the term shall automatically be extended for an additional year unless either the Company or the Consultant shall give a written notice as provided herein of their desire not to extend this Consulting Agreement prior to such anniversary date.

(c)  The Consultant shall receive the following compensation from the Company: (i) a retainer of $3,000 a month to be paid in arrears; (ii) an award of 50,000 shares of our common stock (to be adjusted for any stock splits, stock dividends, or the like) every three months payable in arrears; (iii) for any consulting work outside of the duties of serving as a director and requested by the officers of the Company, $600 per diem.

3.

Expenses: During the term of this Agreement, the Consultant shall bill and the Company shall reimburse him for all reasonable and approved out-of-pocket expenses that are incurred in connection with the performance of the duties hereunder. Expenses for the time spent by the Consultant in traveling to and from the Company’s principal office shall be reimbursable or prepaid by the Company.  If Consultant is required to travel for reimbursable purposes on a flight for more than more than four hours, he shall be entitled to travel business class.

4.

Written Reports: As to work outside that of Chairman of the Board, the Company may request that project plans, progress reports, and a final results report be provided by the Consultant on a periodic basis.

5.

Non-Competition: The Consultant may have executed a separate non-competition agreement with the Company (the “Non-Compete Agreement”).  The terms of any Non-Compete Agreement between the Company and the Consultant shall remain in full force and effect and not be altered or modified in any way by this Agreement.

6.

Confidentiality:    The Consultant acknowledges that during the engagement he will have access to and become acquainted with various trade secrets, inventions, innovations, processes, information, records, and specifications owned or licensed by the Company and/or used by the Company in connection with the operation of its business including, without limitation, the Company’s business and product processes, methods, customer lists, accounts, and procedures.

The Consultant agrees that he will not disclose any of the aforesaid, directly or indirectly, or use any of them in any manner, either during the term of this Agreement or at any time thereafter, except as required in the course of this engagement with the Company.

All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, and similar items relating to the business of the Company, whether prepared by the Consultant or otherwise coming into his possession, shall remain the exclusive property of the Company.

The Consultant shall not retain any copies of the foregoing without the Company’s prior written permission. Upon the expiration or earlier termination of this Agreement, or whenever requested by the Company, the Consultant shall immediately deliver to the Company all such files, records, documents, specifications, information, and other items in his possession or under his control.

The Consultant further agrees that he will not disclose his retention as an independent consultant or the terms of this Agreement to any person without the prior written consent of the Company and shall at all times preserve the confidential nature of his relationship to the Company and of the services hereunder, while the Company makes one exception in allowing this information to be passed onto his D&O insurance provider for the sole purpose of continued insurance coverage.

7.

Conflicts of Interest; Non-hire Provision: During the term of this Agreement, the Consultant shall devote as much of his productive time, energy, and abilities to the performance of his duties hereunder as is necessary to perform the required duties in a timely and productive manner. The Consultant is expressly free to perform services for other parties while performing services for the Company.

For a period of one year following any termination, the Consultant shall not, directly or indirectly, hire, solicit, or encourage to leave the Company’s employment, any employee, consultant, or consultant of the Company or hire any such employee, consultant, or consultant who has left the Company’s employment or contractual engagement within one year of such employment or engagement without the Company’s written consent in each instance.

8.

Right to Injunction: The parties hereto acknowledge that the services to be rendered by the Consultant under this Agreement and the rights and privileges granted to the Company under the Agreement are of a special, unique, unusual, and extraordinary character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated by damages in any action at law, and the breach by the Consultant of any of the provisions of this Agreement will cause the Company irreparable injury and damage.

The Consultant expressly agrees that the Company shall be entitled to injunctive and other equitable relief in the event of, or to prevent, a breach or threatened breach of any provision of this Agreement by the Consultant. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies that the Company may have for damages or otherwise.

The various rights and remedies of the Company under this Agreement or otherwise shall be construed to be cumulative, and no one of them shall be exclusive of any other or of any right or remedy allowed by law.

9.

Merger: The merger or consolidation of the Company into or with any other entity shall not terminate this Agreement.

10.

Termination: Either party may terminate this Agreement at any time during the first three months of the first year of its term by twenty days notice working days’ written notice to the other party. In addition, if the Consultant is convicted of any crime or offense, fails or refuses to comply with the written policies or reasonable directive of the Company, is guilty of serious misconduct in connection with performance hereunder, or materially breaches provisions of this Agreement, the Company at any time may terminate the engagement of the Consultant immediately and without prior written notice to the Consultant. The provisions of this Agreement relating to Confidentiality and Injunctive or Equitable relief shall survive any such termination

11.

Independent Consultant: This Agreement shall not render the Consultant an employee, partner, agent of, or joint venturer with the Company for any purpose. The Consultant is and will remain an independent consultant in his relationship to the Company.

The Company shall not be responsible for withholding taxes with respect to the Consultant’s compensation hereunder. The Consultant shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

12.

Insurance: The Consultant will carry liability insurance relative to any service that he performs for the Company consistent with industry practices.

13.

Successors and Assigns: All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns.

14.

Choice of Law: This agreement shall be governed by and interpreted in accordance with the laws of the State of Arizona as they are applied to agreements executed, delivered and to be preformed entirely within the State of Arizona.

15.

Headings: Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

16.

Waiver: Waiver by one party hereto of breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver.

17.

Assignment: The Consultant shall not assign any of his rights under this Agreement, or delegate the performance of any of his duties hereunder, without the prior written consent of the Company.

18.

Notices: Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if personally served or if deposited in the United States mail. If such notice or demand is served personally, notice shall be deemed constructively made at the time of such personal service. If such notice, demand, or other communication is given by mail, such notice shall be conclusively deemed given five days after deposit thereof in the United States mail addressed to the party at the address set forth above. With a copy in all cases to Frank J. Hariton, Esq., 1065 Dobbs Ferry Road, White Plains, New York 10607.

Any party hereto may change its address for purposes of this paragraph by written notice given in the manner provided above.

19.

Modification or Amendment: No amendment, change, or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

20.

Entire Understanding: This document and any exhibit attached constitute the entire understanding and agreement of the parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in their entirety and are of no further force and effect.

21.

Unenforceability of Provisions: If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above. The parties hereto agree that facsimile signatures shall be as effective as if originals.

Liberty Gold Corp

By:    /s/ Lynn Harrison

/s/ Bruce Walsham

Lynn Harrison, President

Bruce Walsham

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